   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 4, 2001
                                            REGISTRATION STATEMENT NO. 333-72448

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                --------------

                               AMENDMENT NO. 2 TO

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             ARMOR HOLDINGS, INC.
              (Exact name of registrant as specified in charter)

              DELAWARE                                  59-3392443
   (State or other jurisdiction                      (I.R.S. Employer
 of incorporation or organization)                  Identification No.)

                                --------------
                     1400 MARSH LANDING PARKWAY, SUITE 112
                            JACKSONVILLE, FL 32250
                                (904) 741-5400
  (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)
                                --------------
             WARREN B. KANDERS, CHAIRMAN OF THE BOARD OF DIRECTORS
                             ARMOR HOLDINGS, INC.
                     1400 MARSH LANDING PARKWAY, SUITE 112
                            JACKSONVILLE, FL 32250
                                (904) 741-5400
(Name, Address, including zip code and telephone number, including area code, of agent for service of process)

                                --------------
                                with copies to:

        ROBERT L. LAWRENCE, ESQ.                   MARK C. SMITH, ESQ.
           KANE KESSLER, P.C.           SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
      1350 AVENUE OF THE AMERICAS                   FOUR TIMES SQUARE
           NEW YORK, NY 10019                      NEW YORK, NY 10036
             (212) 541-6222                          (212) 735-3000

                                --------------
     Approximately Date of Commencement of Proposed Sale to Public: As soon as practical after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [ ]

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                           PROPOSED               PROPOSED
                                                            MAXIMUM               MAXIMUM            AMOUNT OF
    TITLE OF EACH CLASS OF         AMOUNT TO BE       OFFERING PRICE PER         AGGREGATE          REGISTRATION
 SECURITIES TO BE REGISTERED        REGISTERED              UNIT(1)          OFFERING PRICE(1)          FEE
Common stock ................        5,750,000(2)          $ 24.51              $140,932,500        $ 35,233.13
=================================================================================================================

(1) Provided solely for purposes of calculating the registration fee in accordance with Rule 457(c) based on the average high and low prices of the common stock reported in the consolidated reporting system on October 26, 2001.
(2)   Includes 750,000 shares subject to the overallotment option.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     We will pay the following costs and expenses incident to the offering and sale to the public of the shares being registered. All amounts, other than the Commission registration fee, are estimates.




SEC Registration Fee .................    $   35,233
Listing Fee ..........................        50,000
NASD Fee .............................        14,600
Accounting fees and expenses .........       500,000
Legal fees and expenses ..............       500,000
Printing Fees ........................       100,000
Miscellaneous expenses ...............        50,167
                                          ----------
 Total ...............................    $1,250,000
                                          ==========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify our officers and directors under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

     As permitted by the DGCL, our Charter provides that, to the fullest extent permitted by the DGCL, no director shall be liable to the Company or to its stockholders for monetary damages for breach of his fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the Charter is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

     Our Charter provides that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     Our Charter also provides that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Our Charter also provides that to the extent a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for in the Charter shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Company may purchase and maintain insurance on behalf of a director or officer of the Company against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the Company would have the power to indemnify him against such liabilities under the provisions of Section 145 of the DGCL.


ITEM 16. EXHIBITS


  EXHIBIT
    NO.    DESCRIPTION
  -------  -----------
   1.1     Purchase Agreement

   4.1     Form of Common Stock Certificate (filed as Exhibit 4.1 to Registration Statement
           No. 333-28879 on Form S-1 of the Company and incorporated herein by reference)

   5.1     Opinion of Kane Kessler, P.C. regarding the validity of our common stock being registered

  23.1     Consent of Kane Kessler, P.C. (included in Exhibit 5.1)

  23.2     Consent of PricewaterhouseCoopers LLP

  23.3     Consent of Arthur Andersen LLP

  24.1     Power of Attorney*



----------
* Previously filed


ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes that:

   (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4)or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City New York, State of New York, on December 4, 2001.



                                        ARMOR HOLDINGS, INC.


                                        By: /s/ Warren B. Kanders
                                          ------------------------------------
                                        Warren B. Kanders, Chairman of
                                        the Board of Directors



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 4, 2001.





             SIGNATURE                             TITLE
             ---------                             -----
          /s/ Warren B. Kanders       Chairman of the Board of Directors
---------------------------------
          Warren B. Kanders

                  *                   President, Chief Executive Officer
---------------------------------     and Director (Principal Executive Officer)
         Jonathan M. Spiller

                  *                   Executive Vice President, Chief
---------------------------------     Financial Officer (Principal Accounting Officer)
         Robert R. Schiller

                  *                   Director
---------------------------------
          Burtt R. Ehrlich

                  *                   Director
---------------------------------
          Nicholas Sokolow

                  *                   Director
---------------------------------
          Thomas W. Strauss

                  *                   Director
---------------------------------
          Alair A. Townsend

                  *                   Director
---------------------------------
            Stephen B. Salzman


       *By: /s/ Warren B. Kanders
---------------------------------
          Warren B. Kanders
         as Attorney-in-fact

                                 EXHIBIT INDEX


  EXHIBIT
    NO.    DESCRIPTION
  -------- -----------
   1.1     Purchase Agreement

   4.1     Form of Common Stock Certificate (filed as Exhibit 4.1 to Registration Statement
           No. 333-28879 on Form S-1 of the Company and incorporated herein by reference)

   5.1     Opinion of Kane Kessler, P.C. regarding the validity of our common stock being registered

  23.1     Consent of Kane Kessler, P.C. (included in Exhibit 5.1)

  23.2     Consent of PricewaterhouseCoopers LLP

  23.3     Consent of Arthur Andersen LLP

  24.1     Power of Attorney *



----------
* Previously filed